Exhibit 10.1
AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 2nd day of August, 2007, effective July 5, 2007, by and between Silicon Valley Bank (“Bank”) and Advanced Energy Industries, Inc., a Delaware corporation (“Borrower”) whose address is 1625 Sharp Point Drive, Fort Collins, CO 80525.
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 10, 2002, as amended (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Agreement.
          2.1 Section 2.1.1 (Revolving Advances). The last sentence of subsection (a) of Section 2.1.1 is deleted and replaced with the following:
     Notwithstanding the foregoing, the Borrowing Base shall not be applied until the aggregate amount of Credit Extensions outstanding is equal to or exceeds $25,000,000 for more than 30 consecutive days.
          2.2 Section 2.1.3 (Cash Management Services Sublimit). The figure “$5,000,000” in the first sentence of Section 2.1.3 is deleted and replaced with the figure “$10,000,000”.

          2.3 Section 2.1.4 (Letters of Credit Sublimit). The figure “$1,000,000” at the end of the first sentence of Section 2.1.4 is deleted and replaced with the figure “$5,000,000”.
          2.4 Section 6.2 (Financial Statements, Reports, Certificates). Subsection (b) of Section 6.2 is deleted and replaced with the following:
     (b) Within 30 days after the last day of each month, if the Borrowing Base is applicable under the last sentence of Section 2.1.1(a) or if during such month the aggregate amount of all Credit Extensions outstanding during such month equals or exceeds $25,000,000, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.
And the first sentence of subsection (d) of Section 6.2 is deleted and replaced with the following:
At any time that the aggregate amount of outstanding Advances, exclusive of interest thereon, exceeds $25,000,000 and remains outstanding for 30 consecutive days, Borrower will allow Bank to conduct an initial audit and thereafter annual audits of Borrower’s assets at Borrower’s expense.
          2.5 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended to read as shown:
          “Revolving Maturity Date” is July 4, 2008.
          2.5 Exhibits. Exhibit D attached hereto shall be substituted for that attached to the Loan Agreement.
     3. Limitation of Amendments.
          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          4.3 The organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto,

(b) Borrower’s payment of a fee in an amount equal to $7,500.00, and (c) Borrower’s payment to Bank of any billed but unpaid fees or expenses owing to Bank.
     7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado.
     8. Miscellaneous. All of the provisions in Sections 10, 11 and 12 of the Loan Agreement which are not already included in this Amendment are incorporated in this Amendment by this reference as if fully set forth herein, except that the references in the Loan Agreement to the term “this Agreement” and words of similar import shall mean this Amendment.
     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Advanced Energy Industries, Inc.

By:	/s/ Ryan Incorvaia	By:	/s/ Lawrence D. Firestone
Name:	Ryan Incorvaia	Name:	Lawrence D. Firestone

Title:	Deal Team Leader	Title:	Executive Vice President and Chief Financial Officer

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